Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(92,079,493)
Realized Trading Gain (Loss) on Swaps	(171,386,568)
Unrealized Gain (Loss) on Market Value of Futures	30,533,935
Unrealized Gain (Loss) on Market Value of Swaps	39,463,626
Interest Income	60,704
ETF Transaction Fees	32,000
Total Income (Loss)	$(193,375,796)

Expenses
Investment Advisory Fee	$1,577,835
Brokerage Commissions	650,142
Tax Reporting Fees	196,000
NYMEX License Fee	69,606
Legal Fees	16,223
Non-interested Directors' Fees and Expenses	15,297
Audit Fees	12,274
SEC & FINRA Registration Expense	2,800
Prepaid Insurance Expense	1,737
Total Expenses	$2,541,914
Net Gain (Loss)	$(195,917,710)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/10	$4,179,568,564
Additions (11,300,000 Units)*	77,024,271
Withdrawals (49,400,000 Units)**	(466,231,407)
Net Gain (Loss)	(195,917,710)

Net Asset Value End of Period	$3,594,443,718
Net Asset Value Per Unit (411,400,000 Units)	$8.74

* Includes prior period cancelled subscriptions of 2,700,000 shares at a total of $45,461,169 and current period subscriptions of 14,000,000 shares at a total of $122,485,440.
** Includes prior period cancelled redemptions of 2,700,000 shares at a total of $45,461,169 and current period redemptions of 52,100,000 shares at a total of $511,692,576.

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502